Exhibit 23.4

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of the information in our reports referenced or included in the Mount Hope Project Molybdenum Mine and Process Plant Feasibility Study for the Mt. Hope Project referenced and incorporated by reference herein.

INDEPENDENT MINING CONSULTANTS, INC.

By:	/s/ John M. Marek
Name: John M. Marek Title: President

Dated: May 8, 2008

Exhibit 23.4